                                       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation  by reference in this  Post-Effective  Amendment No. 94 to Registration  Statement No. 2-11052 on Form
N-1A of our report dated February 8, 2007,  relating to the financial  statements and financial  highlights of Oppenheimer Equity Fund,
Inc.,  appearing in the Annual Report on Form N-CSR of Oppenheimer  Equity Fund,  Inc. for the year ended December 31, 2006, and to the references to us under the headings  "Independent  Registered  Public  Accounting Firm" in the Statement of Additional  Information and
"Financial Highlights" in the Prospectus, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
April 26, 2007